EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	CONTACT:
Fabia Butler, Bank of Marin	Steve Andrews, NorCal Community Bancorp
415-763-4529	510-748-8468
fabiabutler@bankofmarin.com	andrewss@bankofalameda.com

BANK OF MARIN BANCORP ANNOUNCES AGREEMENT TO ACQUIRE NORCAL COMMUNITY BANCORP AND ITS SUBSIDIARY BANK OF ALAMEDA
ACQUISITION ADDS STRONG EAST BAY PRESENCE TO LEADING NORTH BAY COMMUNITY BANK
NOVATO, CA, July 1, 2013 - Bank of Marin Bancorp, "BMRC" (NASDAQ: BMRC), parent company of Bank of Marin, “the Bank,” and NorCal Community Bancorp, “NorCal” (OTC: NCLC), parent company of Bank of Alameda, today announced that BMRC has entered into a definitive agreement to acquire NorCal and Bank of Alameda, its subsidiary. Bank of Alameda has four branch offices serving Alameda, Emeryville, and Oakland, and had assets of $264.7 million, total deposits of $228.7 million, and total loans of $170.6 million as of March 31, 2013.

"This is an excellent opportunity to combine two well-respected community banks that share a deep commitment to their local communities with similar corporate cultures and core values,” said Joel Sklar, MD, Chairman of the Board for Bank of Marin Bancorp and Bank of Marin. “This acquisition provides Bank of Marin with the right opportunity to expand into the East Bay, which has been a key part of our long-term strategy. We look forward to joining forces with Bank of Alameda's employees and customers with our continued vision of being the premier community bank in all of our markets."

"Bank of Marin can provide the resources Bank of Alameda needs to continue providing our customers with the dedicated community-based banking and the high level of personal service that they have come to enjoy,” said James B. Davis, Chairman of the Board of NorCal Community Bancorp and Bank of Alameda. “I am confident this transaction will further improve community banking for our customers by offering an expanded line of products and services, and larger business loans. It also provides a solid opportunity for our shareholders to become part of a highly respected organization."

The transaction will be immediately accretive to BMRC's earnings, adding to shareholder value. It is currently valued at $32.7 million, or $3.07 per NorCal share of common stock. This includes the cancellation of in-the-money options with cash. BMRC will pay approximately fifty-one percent in common stock and approximately forty-nine percent in cash on an aggregate basis. Within the foregoing limits on the mix of stock and cash, NorCal shareholders will be able to elect BMRC common stock, cash, or a combination thereof. The number of shares of BMRC common stock to be issued to NorCal shareholders is based on a fixed exchange ratio of 0.07716, provided that BMRC's common stock price remains between $35.11 and $42.91 as measured by the 15-day volume-weighted average price prior to closing of the transaction. To the extent the weighted-average price of BMRC common stock is outside of this price range, then the exchange ratio will adjust accordingly.

The transaction is expected to close in the fourth quarter of 2013, and upon closing the Bank will have approximately $1.7 billion in assets and operate twenty-one branches in five counties, including San Francisco, Marin, Sonoma, Napa and Alameda. Subject to applicable corporate governance requirements, upon the closing of the acquisition, Kevin Kennedy, currently a director of NorCal and Bank of Alameda, will join the BMRC and Bank board of directors. BMRC and NorCal's board of directors unanimously approved the acquisition agreement. Additionally, directors and executive officers of NorCal have entered into agreements whereby they have committed to vote their shares in favor of the transaction. The closing of the acquisition is subject to satisfaction of customary closing conditions, including regulatory approvals and approval of NorCal's shareholders.

Bank of Marin Bancorp was advised in the transaction by Keefe, Bruyette & Woods, a Stifel Company, as financial advisor, and Stuart | Moore, as legal counsel. NorCal Community Bancorp was advised by Sandler O'Neill + Partners, L.P. as financial advisor, and Bingham McCutchen LLP, as legal counsel.

Conference Call / Investor Presentation
Russell A. Colombo, President and Chief Executive Officer of Bank of Marin, together with members of the Bank's Senior Management will review additional information regarding the transaction during a call to be held on Tuesday, July 2, 2013 at 9:00 a.m. PT/ 12:00 p.m. ET. An investor presentation has also been created for this announcement, and will be discussed on the conference call. To access a copy of the presentation and to listen to the conference call online, investors are invited to visit http://www.bankofmarin.com under “Latest Press and News”. To listen to the live call, please go to the web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on this site shortly after the call.

About Bank of Marin Bancorp
Bank of Marin, as the sole subsidiary of Bank of Marin Bancorp (NASDAQ: BMRC), is the premier community and business bank in Marin County with 17 offices in Marin, San Francisco, Napa and Sonoma counties. Bank of Marin offers business and personal banking, private banking and wealth management services, with a strong focus on supporting local businesses in the community. Incorporated in 1989, Bank of Marin has received the highest five star rating from Bauer Financial for more than fourteen years (www.bauerfinancial.com) and has been recognized for several years as one of the "Best Places to Work in the North Bay" by the North Bay Business Journal and one of the “Top Corporate Philanthropists" by the San Francisco Business Times. With assets exceeding $1.4 billion, Bank of Marin Bancorp is included in the Russell 2000 Small-Cap Index and has been recognized as a Top 200 Community Bank for the past five years by US Banker Magazine. For more information, go to www.bankofmarin.com.

About NorCal Community Bancorp
NorCal Community Bancorp was formed in 2002 as a single-bank holding company for Bank of Alameda, a locally-owned business bank established in 1998. Bank of Alameda's focus is on Alameda County and other parts of the Bay Area primarily east of San Francisco, operating four branch offices serving the cities of Alameda, Emeryville and Oakland. Bank of Alameda prides itself on providing superior service to customers, and provides business banking and cash management services to a broad base of business clients as well as a full menu of retail banking services for consumers. NorCal Community Bancorp common stock is traded on the OTC Bulletin Board under the symbol NCLC. For more information, go to www.bankofalameda.com.

Additional Information about the Acquisition and where to Find It
In connection with the proposed acquisition, BMRC will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of BMRC common stock to be issued to the shareholders of NorCal. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of NorCal seeking their approval of the acquisition and related matters. In addition, BMRC may file other relevant documents concerning the proposed acquisition with the SEC.
Shareholders of NorCal are urged to read the registration statement on Form S-4 and the proxy statement/prospectus included within the registration statement and any other relevant documents to be filed with the SEC in connection with the proposed acquisition because they will contain important information about BMRC, NorCal and the proposed transaction. Investors and shareholders may obtain free copies of these documents through the website maintained by the SEC at www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Bank of Marin Bancorp, 504 Redwood Blvd, Suite 100, Novato CA, 94947, Attention: Investor Relations (telephone: (415) 763-4523), or by accessing Bank of Marin's website at www.bankofmarin.com under “Investor Relations.” The information on Bank of Marin's website is not, and shall not be deemed to be, a part of this release or incorporated into other filings BMRC makes with the SEC.

Participants in the Solicitation
BMRC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of NorCal in connection with the acquisition. Information about the directors and executive officers of BMRC is set forth in the proxy statement for BMRC's 2013 annual meeting of shareholders filed with the SEC on April 11, 2013. Additional information regarding the interests of these participants and other persons who may be deemed participants in the acquisition may be obtained by reading the proxy statement/prospectus regarding the acquisition when it becomes available.

Forward-Looking Statements
Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the acquisition, including future financial and operating results, cost savings and enhanced revenues that may be realized from the acquisition as well as other statements of expectations regarding the acquisition and any other statements regarding future results or expectations. Each of BMRC and NorCal intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies' respective abilities to predict results, or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of BMRC and NorCal and the resulting company, include but are not limited to: (1) the businesses of BMRC and/or NorCal may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the acquisition may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the acquisition; (5) the ability to obtain required regulatory and shareholder approvals, and the ability to complete the acquisition on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies' respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, and (7) other risk factors detailed from time to time in filings made by BMRC with the SEC. BMRC and NorCal undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

3